UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

NETBANK, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA		30005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 770-343-6006

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03  Bankruptcy or Receivership.

On September 28, 2007, NetBank, Inc. (the “Company”) filed a voluntary petition (the “Petition”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division (the “Bankruptcy Court”).  The Company will continue to operate as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In addition, on September 28, 2007, the Office of Thrift Supervision exercised its authority under applicable federal law to appoint the Federal Deposit Insurance Corporation as receiver for NetBank, a federal savings bank and a wholly-owned subsidiary of the Company.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On September 28, 2007, Eula L. Adams resigned as a member of the Board of Directors of the Company (the “Board”). Mr. Adams’ resignation was not due to any disagreement with the Company.  Mr. Adams also resigned as a member of the Audit Committee and Corporate Governance Committee of the Board effective September 28, 2007.

(c) On September 28, 2007, the Board appointed Lee N. Katz to serve as Chief Restructuring Officer of the Company, effective upon the filing of the Petition with the Bankruptcy Court.  In connection with the appointment of Mr. Katz, the Board approved and the Company entered into a Professional Services Agreement dated September 18, 2007, as supplemented by Schedule 1 thereto dated September 25, 2007 (collectively, the “Services Agreement”), with GGG, Inc. (“GGG”), pursuant to which GGG has agreed to provide consulting, advisory and financial services to the Company.  Mr. Katz is the Managing Partner of Grisanti, Galef & Goldress, an affiliate of GGG.  Under the Services Agreement, the Company agreed to pay GGG a fee of $395 per hour for the services of Mr. Katz as Chief Restructuring Officer.  The Company also agreed to provide a retainer to GGG and to pay a fee of $295 per hour for the services of additional GGG professionals, plus reasonable out-of pocket expenses.  Mr. Katz will not receive any compensation from the Company directly and will be independently compensated pursuant to his arrangements with GGG and Grisanti, Galef & Goldress.  The Board has the option of terminating the Services Agreement at any time.

Mr. Katz, age 58, joined Grisanti, Galef & Goldress, in 1986, where he has served as Managing Partner since 1997.  Mr. Katz has over 20 years of corporate restructuring and consulting experience in a broad range of industries and has served as interim chief executive officer or restructuring officer for both public and private companies, including serving as the chief executive officer of Verilink Corporation from April 2006 to February 2007.

Except as set forth herein, there was no arrangement or understanding between Mr. Katz and any other persons pursuant to which Mr. Katz was selected as Chief Restructuring Officer.  There is no family relationship between Mr. Katz and any of the executive officers or directors of the Company.

The Services Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Professional Services Agreement, dated September 18, 2007, as supplemented by Schedule 1 dated September 25, 2007, between NetBank, Inc. and GGG, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBANK, INC.
Date: September 28, 2007

	By:	/s/ Charles E. Mapson
Charles E. Mapson
Chief Legal Counsel